EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Porter Bancorp, Inc. on Form S4 of our report dated March 25, 2009 on the consolidated financial statements of Porter Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

Louisville, Kentucky

October 22, 2009